Exhibit 10.8
ASSET PURCHASE AGREEMENT

    This ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into this      day of December, 1999 by and between TechnoVision Communications, Inc., a Georgia corporation or its designee ("Buyer"), on the one hand, and David T. Cleary (the "Trustee" and "Seller"), the duly appointed Chapter 11 trustee for the estate of In re Alliance Leasing Corporation, a Nevada corporation fdba Airlink Corporation and Turbo Leasing Corporation ("Alliance") pending in the United States Bankruptcy Court for the Southern District of California as Case No. 98-14142-B11 (the "Bankruptcy Estate"), on the other hand (the Buyer and Seller/Trustee are hereinafter collectively referred to as the "Parties"), with respect to the following facts:

Recitals

    A.  Alliance was a corporation that leased equipment and other personal property primarily under 60 month leases. On October 15, 1998, Alliance filed a voluntary petition under Title 11, Chapter 11 of the United States Code (the "Bankruptcy Filing"). Alliance operated as Debtor-in-Possession until on or about November 25, 1998 when the United States District Court for the Southern District of California ordered the appointment of a bankruptcy trustee. On December 10, 1998, David T. Cleary was appointed Chapter 11 Trustee of the Bankruptcy Estate.

    B.  Buyer is one of Alliance's equipment lessees under certain leases, copies of which are attached collectively hereto as Exhibit 1 and incorporated herein by this reference (the "Leases"). Buyer desires to acquire certain assets of Alliance from the Trustee and the Bankruptcy Estate, namely the Leases and all equipment related thereto as set forth on the Addendum attached thereto (the "Assets") on the terms and conditions set forth herein.

    C.  Buyer and Trustee have entered into a separate Settlement Agreement and Mutual General Release ("Settlement Agreement") regarding Buyer's existing obligations, if any, under the Leases in consideration for which Buyer has agreed to purchase the Leases and Assets free and clear of all liens, claims and encumbrances as discussed below.

    IN CONSIDERATION OF the promises and mutual covenants contained in this Agreement, in reliance on the recitals set forth above, and for good and valuable consideration, the Parties agree as follows:

    1.  Purchase and Sale of Assets and Leases.  On the Closing Date (as hereinafter defined) Seller will transfer to Buyer, and Buyer will purchase from Seller, all of Seller's right, title and interest to the Leases and the Assets.

    2.  Purchase Price.  The purchase price of the Leases and the Assets shall be Seven Hundred Seventy Five Thousand Dollars ($775,000.00) (U.S.) ("Purchase Price"), payable by Buyer to the Seller as follows:

    2.1  Initial Deposit.  Seller acknowledges receipt of the sum of Seventy Five Thousand Dollars ($75,000.00) (U.S.) already deposited with Trustee (the "Deposit"). Buyer's Deposit shall be non-refundable to Buyer should Buyer unilaterally terminate this Agreement for any reason, or otherwise fail to close the transaction contemplated hereby. If the sale transaction closes as set forth herein, the Non-Refundable Deposit shall be credited toward the Purchase Price. If Seller fails to satisfy its obligations hereunder or under the Settlement Agreement, Buyer shall be entitled to return of the Deposit.

    2.2  Balance of Purchase Price.  Upon the Closing Date (as hereinafter defined), Buyer shall pay the Balance of the Purchase Price of Seven Hundred Thousand Dollars ($700,000.00) (U.S.) in cash. There are no contingencies to Buyer's performance under this Agreement, unless as set forth below.

    2.3  Closing Costs.  Broker's commissions (if any) shall be borne by Buyer. Notwithstanding anything herein to the contrary, Buyer is not responsible for compensation of any kind to any brokers not retained by Buyer; Seller represents and warrants that he has not retained a broker to assist in this transaction. Each party hereto shall bear their own attorneys' fees and related costs, subject to Section 9.4, below or in connection with the closing.

    2.4  Taxes.  Seller shall be responsible for all sales taxes, transfer taxes or other taxes or assessments associated with the sale.

    3.  Seller's Obligations Regarding Exclusivity.  Notwithstanding anything herein to the contrary, prior to Closing, Seller may not entertain additional offers, and may not execute any agreement with anyone other than Buyer for the sale of the Leases or Assets.

    4.  No Representations.  BUYER AGREES TO ACQUIRE THE ASSETS FROM SELLER "AS IS" AND "WHERE IS" AND ACKNOWLEDGES THAT EXCEPT AS CONTAINED HEREIN SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER WITH RESPECT TO THE ASSETS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY REPRESENTATION OR WARRANTY REGARDING CONDITION OF THE ASSETS, OR THE FITNESS, DESIRABILITY, OR MERCHANTABILITY THEREOF OR SUITABILITY THEREOF FOR ANY PARTICULAR PURPOSE. BUYER FURTHER ACKNOWLEDGES AND REPRESENTS THAT IT HAS REVIEWED AND INSPECTED THE ASSETS, AND ENTERS INTO THIS AGREEMENT AFTER INDEPENDENT INVESTIGATION OF THE FACTS AND CIRCUMSTANCES RELATING TO THE TRANSACTION DESCRIBED HEREIN. BUYER AND SELLER FURTHER ACKNOWLEDGE THAT SELLER'S TRANSFER OF TITLE TO THE LEASES AND ASSETS SHALL BE FREE AND CLEAR OF ALL LIENS, CLAIMS AND ENCUMBRANCES AS ALLOWED UNDER 11 U.S.C. § 363(f) and (m). BUYER AGREES THAT SELLER HAS NO OBLIGATION OR LIABILITY WHATSOEVER WITH RESPECT TO ANY SEPARATE AGREEMENTS, INDEMNITIES, REPRESENTATIONS OR WARRANTIES ENTERED INTO BY BUYER UPON EXECUTION HEREOF.

    4.1  Liens.  The Leases and Assets are to be sold free and clear of all liens, claims and interests pursuant to the provisions of 11 U.S.C. § 363(f), with all such liens and interests (if any) to attach to the proceeds of the sale upon the Closing Date. The net proceeds shall be transferred into an interest-bearing account opened by the Trustee and all liens shall attach thereto pending further order of the Bankruptcy Court.

    4.2  Assumption of Liability.  Unless agreed to by Buyer in writing, Buyer is not assuming any contracts, purchase orders, leases, liabilities or other obligations of Seller or Alliance.

    5.  Conditions to Closing.  Seller's obligation to transfer the Leases and Assets to Buyer and Buyer's obligation to purchase the Leases and Assets shall be subject to fulfillment by Buyer and Seller, as applicable, of the following conditions on or before the Closing Date (as hereinafter defined):

    5.1  Deliveries.  The Parties shall have made the deliveries as required in paragraph 6, below.

    5.2  Bankruptcy Court Approval of the Sale Agreement.  The Bankruptcy Court for the Southern District of California ("Bankruptcy Court") shall issue a final, non-appealable order (the "Sale Order") and such Sale Order shall authorize and confirm each of the provisions of this Agreement and the transaction contemplated herein. Said Sale Order shall provide that the sale is a sale of the Leases and Assets free and clear of liens, claims and interests pursuant to 11 U.S.C. § 363(f) subject to and in compliance with the provisions of 11 U.S.C. § 363(m).

    5.3  Bankruptcy Court Approval of the Settlement Agreement and Mutual General Release.  The Bankruptcy Court shall issue a final, non-appealable order ("Settlement Order") approving the terms and conditions of the separate Settlement Agreement executed concurrently with this Agreement.

    6.  Deliveries at Closing.  The Parties shall make the following deliveries at Closing (as hereinafter defined):

    6.1  Executed Documents.  Buyer and Seller shall exchange the executed originals of this Agreement and the Settlement Agreement, subject to Section 10(b) of the Settlement Agreement, which provides for execution in several counterparts.

    6.2  Bill of Sale.  Seller shall deliver to Buyer a Bill of Sale in form and substance attached hereto as Exhibit "2" together with Uniform Commercial Code Form UCC-2 forms terminating any and all liens of record affecting the Leases and/or Assets.

    6.3  Bankruptcy Court Orders.  Seller shall provide to Buyer conformed copies of the entered Sale Order and Settlement Order.

    6.4  Balance of Purchase Price.  Buyer shall deliver to Seller the balance of the purchase price as set forth in paragraph 2.2 above.

    7.  Closing.  The closing ("Closing") shall occur as soon as reasonably possible after entry of the Sale Order and the Settlement Order by the United States Bankruptcy Court, Southern District of California, but no later than 5:00 p.m. (Pacific Standard Time) on the day that is 15 calendar days after entry of the Sale Order and Settlement Order, or at such time as the Parties may mutually agree ("Closing Date").

    8.  Assignment of Purchase Rights by Buyer.  Buyer may assign, encumber or otherwise transfer its purchase rights under this Agreement to any person(s) or entity(ies) it so designates, without Seller's prior written consent for the convenience of Buyer. Seller agrees that the Agreement may be assigned by Buyer, and an assignee of Buyer may take title to the Leases and Assets on the Closing Date, in Buyer's sole discretion; provided, however, that Buyer shall not be relieved of its obligations under the Agreement.

    8.1  Matters Satisfactory to Parties and Their Counsel.  All matters incident to the transactions contemplated hereby shall be in a form and substance satisfactory to Buyer and Seller and their representative counsel.

    9.  Miscellaneous.

    9.1  Entire Agreement.  This Agreement and the written agreements referred to herein and executed in connection herewith constitute the entire understanding between the Parties with respect to the subject matter hereof, and supersede all negotiations, prior discussions or other agreements, oral or written.

    9.2  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    9.3  Counterparts.  This Agreement may be executed in counterparts.

    9.4  Fees and Costs.  If any action is instituted to enforce any provision of this Agreement, including an action instituted after the bankruptcy of a party, the prevailing party in such action shall be entitled to recover from the losing party reasonable attorneys' fees and costs as awarded by the court or arbitrator.

    9.5  Amendment.  This Agreement may only be amended or modified by the written agreement of the Parties.

    9.6  Severability.  If any of the provisions of this Agreement are held invalid under any law, such invalidity shall not affect the remainder of the Agreement.

    9.7  Litigation Forum.  Any action arising out of this Agreement shall be brought and maintained in the United States Bankruptcy Court or the United States District Court for the Southern District of California, and no other court.

    9.8  No Assignment.  Neither this Agreement nor any rights or obligations hereunder shall be assigned by any party without the prior written consent of the other party hereto, except as set forth in paragraph 8, above.

    9.9  Further Assurances.  Each party agrees to perform any further action and to execute and deliver any further documents reasonably necessary and proper to carry out the intent of this Agreement.

    9.10  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties.

    9.11  Headings.  The headings of the various sections of this Agreement are for convenience only and are not intended to explain or modify any of the provisions of this Agreement.

    9.12  Representations and Warranties.  Each party signing this Agreement represents and warrants that it has the legal authority to enter into this Agreement covered in Settlement Agreement and bind the entity upon whose behalf it signs. Buyer and Seller represent and warrant that this Agreement, upon the execution and delivery to the other party signing this Agreement, is a valid and binding obligation of Buyer and Seller, enforceable in accordance with its terms.

    9.13  Survival of Obligations.  All obligations of Buyer and Seller set forth in this Agreement shall survive the Closing and Closing Date.

    9.14  Effect of Course of Dealing.  No course of dealing between the Parties in exercising any of their respective rights under this Agreement shall operate as a waiver of any such rights, except where expressly waived in writing.

    9.15  Notices.  All notices to be given by either party to this Agreement shall be in writing, and shall be given by certified or registered mail, return receipt requested, postage prepaid, to the other, sent by telefax or facsimile transmission, or personally delivered, at the addresses set forth below (or at such other address for a party has specified by like notice) and shall be deemed given when received if sent by facsimile transmission or personally delivered, or if mailed as provided herein, on the third day after it is so placed in the mail.

    The addresses referred to above are:

Buyer:	TechnoVision Communications, Inc. 9171 Towne Centre Drive, 6th Floor San Diego, CA 92122 Attention: Jamie Mercer, Esq. Phone: (858) 404-5500 Fax: (858) 404-5555
Seller:	Bankruptcy Estate of Alliance Leasing Corporation c/o David T. Cleary Chapter 11 Trustee David T. Cleary P.O. Box 124889 San Diego, CA 92112-4889 Phone: (619) 702-0787 Fax: (619) 702-0789
With copies to:	Gerald P. Kennedy, Esq. (counsel for Seller) Procopio, Cory, Hargreaves & Savitch LLP 530 B Street, Suite 2100 San Diego, CA 92101 Business (619) 515-3239 Fax (619) 235-0398
Kathryn M.S. Catherwood, Esq. (counsel for Buyer) Luce, Forward, Hamilton & Scripps LLP 600 West Broadway, Suite 2600 San Diego, California 92101 Phone: (619) 699-2506 Fax: (619) 232-8311

    Either party at any time may give notice of another address in accordance with the provisions of this paragraph.

    IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be fully executed as of the day and year first above written.

SELLER:		BUYER:
ALLIANCE LEASING CORPORATION, a California corporation, Debtor, United States Bankruptcy Court, Southern District of California, Case No. 98-14142-B11		TECHNOVISION COMMUNICATIONS, INC., a Georgia corporation
By:	/s/ David T. Cleary	By:	/s/ David W. Fann

	David T. Cleary, Chapter 11 Trustee		David W. Fann, Chief Executive Officer

EXHIBIT "1"
LEASES AND ADDENDA
Lease Nos.: 9802002	9802003 9802004 9803001 9803003 9803006 9803015 9803011 9803012 9804030 9804031 9804039 9805043

EXHIBIT "2"

BILL OF SALE

    David T, Cleary (the "Trustee" and "Seller"), the duly appointed Chapter 11 trustee for the estate of In re Alliance Leasing Corporation, pending in the United States Bankruptcy Court for the Southern District of California as Case No. 98-14142-B11 (the "Bankruptcy Estate"), for good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement dated as of              , 1999 (the "Agreement") between Seller and TechnoVision or its designee ("Buyer"), does hereby sell, convey, assign, transfer and deliver to Buyer on the date hereof, all of Seller's and the Bankruptcy Estate's right, title and interest in and to the Leases and Assets (as those terms are defined in the Agreement).

    ALL LEASES AND ASSETS ARE TRANSFERRED, "AS IS" AND "WHERE IS." SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSETS CONVEYED HEREBY, AND SPECIFICALLY EXCLUDES ANY REPRESENTATION OR WARRANTY REGARDING CONDITION OF THE ASSETS, OR THE FITNESS, DESIRABILITY OR MERCHANTABILITY THEREOF, OR THE SUITABILITY THEREOF FOR ANY PARTICULAR PURPOSE. ALL LEASES AND ASSETS ARE TRANSFERRED FREE AND CLEAR OF ALL LIENS, CLAIMS AND ENCUMBRANCES OF ANY KIND AS PROVIDED FOR IN 11 U.S.C. § 363(f) and (m).

    BUYER ACKNOWLEDGES AND REPRESENTS THAT IT HAS REVIEWED AND INSPECTED THE ASSETS, AND HAS INDEPENDENTLY INVESTIGATED THE FACTS AND CIRCUMSTANCES RELATING TO THE TRANSACTION DESCRIBED HEREIN AND IN THE AGREEMENT.

    This Bill of Sale is entered into pursuant to the Agreement. Buyer acknowledges and agrees that Seller shall have no liability nor shall Buyer have any recourse to Seller hereunder except as provided for in the Agreement. Seller shall execute all other documents necessary to effectuate the transfer including execution of UCC-2 Financing Statements.

    IN WITNESS WHEREOF, Seller has caused the same to be signed on its behalf as of            , 199  .

    ALLIANCE LEASING CORPORATION, a California corporation, Debtor, United States Bankruptcy Court, Southern District of California, Case No. 98-14142-B11

By:
David T. Cleary, Chapter 11 Trustee
ACCEPTED:

Buyer

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